UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 28, 2004



                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      0-27460                                               16-1158413
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)


205 Indigo Creek Drive, Rochester, New York                           14626
(Address of principal executive offices)                            (Zip Code)

                                 (585) 256-0200
              (Registrant's telephone number, including area code)


                                (Not Applicable)
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

           (c) Exhibits.

           (99.1) Press release issued by Performance Technologies, Incorporated on July 28, 2004.

Item 12. Results of Operations and Financial Condition.

         On July 28, 2004, Performance Technologies, Incorporated announced its results of operations for the quarter and six months ended June 30, 2004. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED


July 30, 2004                      By:/s/   Donald L. Turrell
                                   ---------------------------
                                            Donald L. Turrell
                                            President and
                                            Chief Executive Officer


July 30, 2004                      By:/s/   Dorrance W. Lamb
                                    -----------------------------
                                            Dorrance W. Lamb
                                            Chief Financial Officer and
                                            Vice President of Finance

                                                                 Exhibit 99.1


For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
fiannce@pt.com

    Performance Technologies Announces Second Quarter 2004 Financial Results

               'Quarterly Profit Increased 46% from Year Earlier'

ROCHESTER, N.Y. - July 28, 2004 -- Performance Technologies, Inc.(Nasdaq NM:
PTIX), a leading supplier of integrated platforms for the communications, military and commercial markets today announced its financial results for the second quarter 2004.

Revenue in the second quarter 2004 amounted to $13.3 million, compared to $12.6 million in the corresponding quarter a year earlier. Revenue for the six months ended June 30, 2004 amounted to $28.8 million, compared to $23.7 million during the respective period in 2003. The Company's financial results in 2004 include the Voice Technology Group's operations (Mapletree Networks(R)) from the date of acquisition on January 23, 2004.

GAAP Earnings Basis


Net income for the second quarter 2004 amounted to $1.0 million, or $.08 per diluted share based on 13.4 million shares outstanding. Net income for the second quarter 2003 amounted to $.7 million, or $.06 per diluted share, based on
12.4 million shares outstanding.

Net income for the six months ended June 30, 2004 totaled $2.6 million, or $.19 per diluted share based on 13.5 million shares outstanding. For the six months ended June 30, 2003, net income amounted to $1.0 million, or $.08 per diluted share based upon 12.3 million shares outstanding.

Non-GAAP Information


Management believes that the Company's results excluding non-recurring expense provide better comparability of its operations because non-recurring expenses result from facts and circumstances that vary in frequency, amounts and cause.

Net income for the six months ended June 30, 2004 amounted to $2.8 million, or $.21 per diluted share excluding non-recurring expense, based on 13.5 million shares outstanding. During the first quarter 2004, the Company completed the purchase of Mapletree Networks and recorded in-process research and development costs associated with this acquisition in the amount of $.2 million (after-tax), or $.02 per diluted share. For the six months ended June 30, 2003, net income amounted to $1.0 million, or $.08 per diluted share based upon 12.3 million shares outstanding.

Cash amounted to $21.6 million and $29.6 million at June 30, 2004 and December 31, 2003, respectively, and the Company had no long-term debt at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company met its earnings per share guidance for the second quarter by maintaining tight control over expenses. Revenue in the second quarter was less than forecasted for two reasons: First, the Company's largest customer over the past fifteen months unexpectedly reduced its second quarter requirement for product to $.6 million, from $3.3 million in the first quarter. Second, revenue from the Voice Technology Group, acquired in January 2004, was also less than expected, amounting to $.4 million in the second quarter 2004, compared to $1.2 million in the first quarter. Had revenue from both of these sources met forecasted expectations, the Company's revenue for the second quarter would have surpassed the Company's guidance for the quarter.

"We are disappointed with the lower than anticipated revenue in the second quarter," said Donald Turrell, president and chief executive officer. "However, it is important to realize that the largest part of our business continues to show considerable revenue growth and momentum. Furthermore, we are seeing increasing interest in our integrated platform products and positive feedback from the market regarding the addition of the Voice Technology products into our platform product portfolio."

During the quarter, the Company was engaged with customers and prospective customers in a growing number of field trials for Performance Technologies' platforms and products. In addition, "design win" metrics for the quarter included four successful integrated platform design wins. Platform "design wins" are an especially important indicator of continuing progress in the Company's strategy to fuel growth by transitioning from being an embedded components supplier, to an integrated platform supplier.

During the second quarter, there were six new product introductions, including extensions to the Company's popular IPnexus(TM) Advanced Managed Platform line, its portfolio of Voice Technology products and its new Mini-STP as part of its Signaling Systems product family. To complement these introductions, there were announcements of seven recent customer design wins which covered the entire range of the Company's products. This customer activity demonstrates continued acceptance of the Company's product technology and validation of its overall integrated platform strategy.

Guidance


The Company's integrated platforms, components and software solutions are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during weak economic periods, the visibility for customers' orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited. During the second quarter 2004, the Company realized four design wins (as noted above) for its IPnexus, SEGway(TM)and UniPorte Architecture product families.

At the current time, it appears that the Company's largest customer (noted earlier) will not be ordering meaningful volumes of product until the pending merger of one of its customers is resolved. Therefore, the Company is not forecasting additional product shipments to this customer in the third quarter.

The newly acquired Voice Technology Group (VTG) generated second quarter revenue of $.4 million, was not profitable on an operating basis, and is now not forecasted to be profitable for 2004. As a result, management believes the contingent earn out component of the Mapletree Networks purchase agreement will not be paid. During the third quarter, the Company will begin to integrate VTG into the Company's operations.

Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be in the range of $13.5 million to $14.5 million in the third quarter 2004. Gross margin is expected to be approximately 49.5% to 51.0% and diluted earnings per share in the third quarter is expected to be $.06 to $.09. The effective income tax rate for the third quarter is expected to be 31%.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's recent Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies


Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.

Forward Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an enterprise-wide software system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2003, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

A conference call will be held on Thursday, July 29, 2004 at 10:00 a.m. eastern time to discuss the Company's financial performance for the second quarter. All institutional investors can participate in the conference call by dialing (800) 683-1585. The conference call will also be available simultaneously for all other investors at (800) 683-1525. A digital recording will be available one hour after the completion of the conference from July 29 through August 2, 2004. To access, participants should dial (877) 519-4471 or for international/local participants, dial (973) 341-3080 and enter the PIN 4987181. A live Webcast of the conference call will also be available on the Performance Technologies Web site at www.pt.com. The Webcast will be archived to the Web site within two hours after the completion of the call.

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                    ASSETS

                                                   June 30,     December 31,
                                                     2004           2003
                                                 -----------     -----------
                                                 (unaudited)

    Current assets:
      Cash and cash equivalents                  $21,582,000     $29,589,000
      Accounts receivable                         10,875,000       7,857,000
      Inventories                                  7,746,000       5,443,000
      Prepaid expenses and other assets              375,000         626,000
      Deferred taxes                               1,686,000       1,714,000
                                                 -----------     -----------
        Total current assets                      42,264,000      45,229,000

    Property, equipment and improvements           2,266,000       2,432,000
    Software development costs                     3,436,000       2,597,000
    Notes receivable from unconsolidated
     companies                                     2,300,000       1,000,000
    Investment in unconsolidated company             494,000         402,000
    Goodwill                                       5,474,000
                                                 -----------     -----------
        Total assets                             $56,234,000     $51,660,000
                                                 ===========     ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                           $ 2,419,000     $ 1,231,000
      Income taxes payable                           407,000       1,760,000
      Accrued expenses                             3,146,000       4,019,000
                                                 -----------     -----------
        Total current liabilities                  5,972,000       7,010,000

    Deferred taxes                                   785,000         698,000
                                                 -----------     -----------
        Total liabilities                          6,757,000       7,708,000
                                                 -----------     -----------
    Stockholders' equity:
      Preferred stock
      Common stock                                   133,000         133,000
      Additional paid-in capital                  12,829,000      12,863,000
      Retained earnings                           41,930,000      40,532,000
      Treasury stock                              (5,382,000)     (9,536,000)
      Accumulated other comprehensive loss           (33,000)        (40,000)
                                                 -----------     -----------
        Total stockholders' equity                49,477,000      43,952,000
                                                 -----------     -----------
        Total liabilities and stockholders'
         equity                                  $56,234,000     $51,660,000
                                                 ===========     ===========

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
          FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                 (unaudited)

                                 Three Months Ended         Six Months Ended
                                       June 30,                 June 30,
                                  2004         2003         2004         2003
                              -----------  -----------  ----------- -----------
    Sales                     $13,273,000  $12,636,000  $28,839,000 $23,675,000
    Cost of goods sold          6,653,000    6,510,000   14,241,000  12,546,000
                              -----------  -----------  ----------- -----------
    Gross profit                6,620,000    6,126,000   14,598,000  11,129,000
                              -----------  -----------  ----------- -----------
    Operating expenses:
      Selling and marketing     1,572,000    1,446,000    3,200,000   2,808,000
      Research and
       development              2,621,000    2,471,000    5,212,000   4,778,000
      General and
       administrative           1,199,000    1,199,000    2,542,000   2,262,000
      In-process research
       and development                                      218,000
        Total operating       -----------  -----------  ----------- -----------
         expenses               5,392,000    5,116,000   11,172,000   9,848,000
                              -----------  -----------  ----------- -----------
    Income from operations      1,228,000    1,010,000    3,426,000   1,281,000

    Other income, net             151,000      127,000      289,000     254,000
    Income before income
     taxes and equity in
     income (loss) of         -----------  -----------  ----------- -----------
     unconsolidated company     1,379,000    1,137,000    3,715,000   1,535,000

    Income tax provision          428,000      308,000    1,219,000     423,000
    Income before equity in   -----------  -----------  ----------- -----------
     income (loss) of
     unconsolidated company       951,000      829,000    2,496,000   1,112,000

    Equity in income (loss) of
     unconsolidated company        80,000     (125,000)      92,000    (151,000)
                              -----------  -----------  ----------- -----------
        Net income            $ 1,031,000  $   704,000  $ 2,588,000 $   961,000
                              ===========  ===========  =========== ===========
    Basic earnings per share  $       .08  $       .06  $       .20 $       .08
                              ===========  ===========  =========== ===========
    Weighted average common
     shares                    12,742,000   12,192,000   12,674,000  12,212,000
                              ===========   ==========  =========== ===========

    Diluted earnings per
     share                    $       .08  $       .06  $       .19  $     .08
                              ===========   ==========  ===========  ===========
    Weighted average common
     and common
     equivalent shares         13,422,000   12,429,000   13,529,000  12,332,000
                              ===========   ==========  ===========  ===========